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
                                                        EXHIBIT 21.1

         DOMESTIC                                       STATE OF INCORPORATION

         FAF Domestic Air Freight Services                        California
         FNC International, Inc                                   California
         Fritz International Insurance Broker                     California
         Fritz Transportation International                       California
         Fritz Government Services, Inc.                          California
         Arthur J. Fritz & Co.                                    Delaware
         Fritz Companies, Inc                                     Delaware
         Frontier Freight Forwarders, Inc.                        Florida
         Unlimited National, Inc                                  Illinois
         Unlimited Warehousing, Inc                               Illinois
         Logistics Service (U.S.A.) Co. Inc.                      New Jersey
         Trade Management Services                                New Jersey
         Wall Shipping Co., Inc                                   New Jersey
         FCI Logistics, Inc.                                      Oklahoma
         Air Compak International, Inc.                           Pennsylvania
         Fritz Air Freight, Inc.                                  Texas
         Fritz Export Packing, Inc.                               Texas
         Russian Gateway Holding Company, Inc.                    Delaware
         TG International, Inc.                                   Texas





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         EUROPE                                        COUNTRY OF INCORPORATION

         Fritz Companies (Austria) GmbH                           Austria
         Fritz Companies Belgium N.V.                             Belgium
         Fritz Companies (Czech) S.R.O.                           Czech Republic
         Oy Nielsen Global Freight AB                             Finland
         Fritz Companies France S.A.                              France
         Fritz Companies (Deutschland) GmbH                       Germany
         Fritz Companies Hungaria Kft.                            Hungary
         Fritz Companies (Ireland) Limited                        Ireland
         Fritz Global Technologies Limited                        Ireland
         Fritz Companies C.B. Ltd.                                Israel
         Fritz Companies Israel T. Ltd.                           Israel
         Fritz Companies (Italy) S.R.L.                           Italy
         Globe Financial S.A.                                     Luxembourg
         Airtex International B.V.                                Netherlands
         FCI Holdings International B.V.                          Netherlands
         Fritz Companies Nederlands B.V.                          Netherlands
         Fritz Companies Norway AS                                Norway
         Fritz Companies Portugal-Transitarios Ld                 Portugal
         Fritz Companies (C.I.S.)                                 Russia
         Fritz Companies Sweden AB                                Sweden
         Fritz Companies (Switzerland) AG                         Switzerland
         Fritz International Transport Trade Ltd.                 Turkey
         Fritz Companies Ukraina                                  Ukraine
         Fritz Companies (UK) Limited                             United Kingdom




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         AMERICAS                                      COUNTRY OF INCORPORATION

         Fritz De Argentina S.A                                  Argentina
         Laugus Cargo S.A.                                       Argentina
         Fritz Do Brasil Transportes Internacionais Ltda.        Brazil
         Fritz Trans-Shoes Agenciamento De Transportes
           Nacionais E Internacionais, Ltda                      Brazil
         Fritz Express Logistica Integrada Transportes
           Nacionais E Internacionais, Ltda                      Brazil
         Air Compak International (Canada) Inc.                  Canada
         Amstel Inc.                                             Canada(Federal)
         Denpha Customs Brokers Inc.                             Canada(Federal)
         243393 Ontario Limited                                  Canada(Ontario)
         Fritz Companies Canada Inc.                             Canada (N.B.)
         Fritz Starber Inc.                                      Canada(Ontario)
         Secomat Inc.                                            Canada (Quebec)
         Fritz Chile S.A.                                        Chile
         Fritz de Colombia Ltda.                                 Colombia
         Fritz Internacional S.A.                                Costa Rica
         Fritz De Santo Domingo S.A.                             Dominican Rep.
         Transportadora Maritima De Carga S.A.                   Dominican Rep.
         Fritz El Salvador S.A. de C.V.                          El Salvador
         Fritz Guatemala S.A.                                    Guatemala
         FCI Companies De Mexico S.A. de C.V.                    Mexico
         Fritz Companies de Mexico S.A. de C.V.                  Mexico
         Trade and Service I.D.M. S.A. de C.V.                   Mexico
         Fritz Companies (Panama) Inc.                           Panama
         Fritz Container Line Inc.                               Panama
         Mirabel International Transport S.A.                    Panama
         Fritz del Peru S.A.                                     Peru
         Fritz Companies Peru S.A                                Peru
         Fritz Companies Puerto Rico, Inc.                       Puerto Rico
         Fritz Almacenes Generales C.A.                          Venezuela
         Fritz Customs Brokers S.A                               Venezuela
         Fritz Venezuela S.A.                                    Venezuela







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         ASIA                                          COUNTRY OF INCORPORATION

         Fritz Air Freight (Bangladesh) Ltd.                      Bangladesh
         Fritz Ocean Freight (Bangladesh) Ltd.                    Bangladesh
         Amel Express Limited                                     Hong Kong
         Fritz Air Freight Beijing (H.K.) Limited                 Hong Kong
         Fritz Air Freight (H.K.) Limited                         Hong Kong
         Fritz Air Freight Shanghai (H.K.) Limited                Hong Kong
         Fritz China Services (H.K.) Limited                      Hong Kong
         Fritz Companies India (H.K.) Ltd.                        Hong Kong
         Fritz Transportation International (H.K.) Limited        Hong Kong
         Fritz Transportation International
           Xiamen (H.K.) Limited                                  Hong Kong
         Intertrans Cargo Services (H.K.) Ltd.                    Hong Kong
         Intertrans Consulting Services Ltd.                      Hong Kong
         Integrated Systems Ltd.                                  Hong Kong
         J.F.T.  Sea-Air Consolidation, Ltd.                      Hong Kong
         Logistics Air Service Ltd.                               Hong Kong
         Logistics Euro-Freight Ltd.                              Hong Kong
         Logistics Far East Co. Ltd.                              Hong Kong
         Logistics (Holdings) Ltd.                                Hong Kong
         Logistics Services (H.K.) Co. Ltd.                       Hong Kong
         Logistics Terminal Limited                               Hong Kong
         United Great Shipping Ltd.                               Hong Kong
         Fritz Freight Forwarding India Private Ltd.              India
         P.T. Fritz Ritra International
             Transportation Services                              Indonesia
         Fritz Air Freight Korea, Inc.                            Korea
         Fritz Transportation International (Korea) Co. Ltd.      Korea
         Fritz Logistics Services (M) SDN. BHD.                   Malaysia
         FIT Forwarding SDN. BHD                                  Malaysia
         FIT Logistics SDN. BHD                                   Malaysia
         Fritz Logistics SDN. BHD.                                Malaysia
         Fritz Transportation International (Malaysia) SDN BHD    Malaysia
         Fritz Air Freight Nepal (Private) Limited                Nepal
         Fritz Companies Pakistan (Private) Limited               Pakistan
         Fritz Logistics Service (Tianjin) Co. Ltd.               PRC
         Shanghai Outer GAO QIAO Fritz Co., Ltd.                  PRC
         Shenzhen Fritz Warehouse Distribution Service Co., Ltd.  PRC
         Fritz Logistics Phils., Inc.                             Philippines
         FTI (Philippines) Inc.                                   Philippines
         Philippine Logistics Services, Inc.                      Philippines
         FAF-Fritz PTE Ltd.                                       Singapore
         Fritz Logistics (s) Pte. Ltd.                            Singapore
         FTI-Fritz PTE Ltd.                                       Singapore
         Logistics Transport (s) Pte. Ltd.                        Singapore
         Masters Airfreight Pte. Ltd.                             Singapore
         Fritz Companies Lanka (Private) Limited                  Sri Lanka
         Fritz Transportation International (Private) Limited     Sri Lanka
         Union Transport (Private) Limited                        Sri Lanka
         Fong Ching Airfreight Co. Ltd./
             Fritz Air Freight (Taiwan) Co., Ltd.                 Taiwan
         Fritz Transportation International (Taiwan) Co., Ltd.    Taiwan
         Logistics Service (Taiwan) Co. Ltd.                      Taiwan
         FAF-Fritz (Thailand) Limited                             Thailand
         Fritz Transportation International (Thailand) Limited    Thailand



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        MISCELLANEOUS                                  COUNTRY OF INCORPORATION

        Air Compak International
           (Australia) Pty. Ltd.                                  Australia
        AFA AirFreight Pty. Ltd                                   Australia
        Fritz-Fliway Pty. Ltd.                                    Australia
        Global Sky Express (Aust.) Pty. Ltd.                      Australia
        Hargrave Edwards, Co. Pty. Ltd.                           Australia
        Intertrans Australia Pty. Ltd.                            Australia
        Mavin (Aust.) Pty. Ltd.                                   Australia
        Park Freight International Pty. Ltd.                      Australia
        QAFCO Pty. Ltd.                                           Australia
        Specialized Logistics Services Pty. Ltd.                  Australia
        Trade Management Australia Pty. Ltd.                      Australia
        Fritz Companies, Botswana
           (Proprietary) Limited                                  Botswana
        Intermodal (Botswana) (Proprietary)
           Limited                                                Botswana
        Fritz Egypt Company W.L.L.                                Egypt
        Fritz (NZ) Limited                                        New Zealand
        Fritz Companies South Africa
           (Proprietary) Ltd.                                     South Africa



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